UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2014

INTERNATIONAL FLAVORS &

FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On May 26, 2014, Douglas Tough, the Chairman of the Board of Directors and Chief Executive Officer of International Flavors & Fragrances Inc. (the “Company”), advised the Company’s Board of Directors (the “Board”) that he will be stepping down as the Company’s Chief Executive Officer effective as of September 1, 2014. Andreas Fibig, a current member of the Company’s Board and President and Chairman of the Board of Management of Bayer HealthCare Pharmaceuticals, the pharmaceutical division of Bayer AG, will assume the position of the Company’s Chief Executive Officer effective September 1, 2014 (the “Effective Date”). Mr. Tough will continue to serve as Chairman of the Board for a period to be determined. Mr. Fibig will then assume the additional role of Chairman of the Board.

In connection with Mr. Fibig’s appointment as Chief Executive Officer beginning on the Effective Date, the Company entered into a letter agreement (the “Agreement”) with Mr. Fibig on May 26, 2014, a copy of which is attached hereto as Exhibit 10.1 and the terms and conditions of which are incorporated herein by reference. Mr. Fibig’s employment will be on an at-will basis until terminated by either party. The Company may terminate Mr. Fibig without Cause (as defined in the Agreement) with at least (1) nine-months notice if the termination is before the first anniversary of the Effective Date, (2) six-months notice if the termination is before the second anniversary of the Effective Date and (3) ninety-days notice if the termination is on or after the second anniversary of the Effective Date.

Pursuant to the Agreement, Mr. Fibig will be entitled to the following compensation: (1) annual base salary of $1,200,000, which shall increase to $1,300,000 in 2016; (2) a target bonus opportunity under the Company’s Annual Incentive Plan (“AIP”) of 120% of base salary (the “Target AIP”), with a maximum opportunity of up to 240% of base salary, subject to achievement of applicable performance objectives (with the 2014 annual bonus prorated); (3) participation in the Company’s Long-Term Incentive (“LTI”) program with a target award opportunity of $2,000,000 (the “Target LTI”) and a maximum award opportunity equal to 200% of the Target LTI, subject to achievement of applicable performance objectives (with the awards for the 3-year cycles ending 2014, 2015 and 2016 prorated); (4) participation in the Company’s Equity Choice Program, with the value of the 2014 Equity Choice Program award determined based on when the Effective Date occurs; (5) participation in all of the Company’s employee and executive benefit plans and programs for its senior executives, annual paid vacation, and Company-provided senior executive perquisites at the levels currently provided to the Company’s senior executives or as otherwise approved for him by the Board or the Compensation Committee; (6) on the Effective Date, a sign-on award under the Equity Choice Program having a grant date value of $500,000 that vests on the first anniversary of the Effective Date subject to continued employment through that date; and (7) on or before December 31, 2014, a sign-on cash payment in the amount of $1,000,000, provided that Mr. Fibig will be required to repay this amount if his employment is terminated by the Company with Cause or if Mr. Fibig resigns without Good Reason (as each term is defined in the Agreement) prior to December 31, 2015.

In the event Mr. Fibig’s employment is terminated by the Company without Cause or by Mr. Fibig for Good Reason, Mr. Fibig will receive those benefits set forth in the Company’s Executive Separation Policy (as amended, the “ESP”), provided, however, that such benefits shall not be less than (i) payroll installments of severance for 24 months in the aggregate amount equal to two times the sum of (a) Mr. Fibig’s annual base salary and (b) the average AIP paid during the three-year period preceding termination, (ii) a pro rata LTI award for the portion of the LTI payable in cash for the LTI cycles in progress, based on Target LTI and (iii) continued participation in the Company’s welfare benefit plans during the severance pay period at active employee rates. If such termination occurs within two years after a Change in Control (as defined in the ESP), (i) the severance payment will be calculated using the greater of (x) the average AIP paid during the three-year period preceding termination or (y) the Target AIP in the year of termination and (ii) all of Mr. Fibig’s outstanding equity awards will vest in full at target. Mr. Fibig will not be entitled to any payment (including any tax gross-up) respecting taxes he may owe under Section 4999 of the Internal Revenue Code (the so-called “golden parachute taxes”). The separation benefits are subject to Mr. Fibig’s delivery to the Company of an executed release, resignation from all offices, directorships and fiduciary positions with the Company and its affiliates and continued compliance with the restrictive described covenants below.

Under the Agreement, Mr. Fibig is subject to non-competition and non-solicitation covenants while employed by the Company and for two years following a termination of employment, and ongoing confidentiality, cooperation and non-disparagement covenants.

If Mr. Fibig’s employment terminates prior to a Change in Control and he fails to comply with the restrictive covenants, then the Company will have no obligation to provide Mr. Fibig the payments and benefits under the Agreement. Mr. Fibig will also be subject to the Company’s claw-back policies that may be in effect from time to time.

Beginning on the Effective Date, Mr. Fibig will not receive any additional compensation for his service on the Board.

There is no arrangement or understanding between Mr. Fibig and any other person pursuant to which Mr. Fibig has been appointed as Chief Executive Officer. There are no family relationships between Mr. Fibig and any of the Company’s directors or executive officers, and Mr. Fibig is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Fibig’s business experience is set forth in the Company’s 2014 Proxy Statement filed with the Securities and Exchange Commission on March 25, 2014 and incorporated by reference herein.

A press release announcing the Company’s CEO succession plan is filed with this report as Exhibit 99.1.

(c) and (e)

The information set forth above is incorporated by reference into these Items.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Letter Agreement between International Flavors & Fragrances Inc. and Andreas Fibig, effective May 26, 2014.

99.1	Press Release issued by International Flavors & Fragrances Inc. on May 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Anne Chwat
Name: Anne Chwat
Title: Senior Vice President, General Counsel and Corporate Secretary
Date: May 28, 2014